UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 10, 2014

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On September 10, 2014, Control4 Corporation (“Control4”), through its wholly owned subsidiary, Control4 EMEA, LTD (“Control4 EMEA”), completed the acquisition of Extra Vegetables Limited, a company incorporated in England and Wales (“Extra Vegetables”), pursuant to a Stock Purchase Agreement dated August 28, 2014, by and among Control4 EMEA and all of the shareholders of Extra Vegetables (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, Control4 EMEA purchased all of the issued and outstanding shares of Extra Vegetables from its shareholders (each a “Selling Shareholder,” and together, the “Selling Shareholders”) and Extra Vegetables became a wholly owned subsidiary of Control4 EMEA.  Each Selling Shareholder also agreed to become an employee of Control4 EMEA or Control4.  The total purchase price for Control4’s acquisition of Extra Vegetables was $882,246 in cash, which included a base purchase price of $675,000 and $207,246 as payment for the Company’s net working capital. The purchase price of this acquisition was funded by Control4’s cash and cash equivalents.

Item 9.01. Financial Statements and Exhibits.

(a)                       Financial Statement of Businesses Acquired.

(b)                       Pro Forma Financial Information.

The financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) have not been included in this filing and will be filed by amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong
Chief Financial Officer

Dated: September 11, 2014

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